Exhibit 99.3

NEWS RELEASE

FOR IMMEDIATE RELEASE

DYNEGY REGISTERS SHARES AS REQUIRED BY INVESTOR RIGHTS AGREEMENT

HOUSTON, TX (August 8, 2017) — Dynegy Inc. (NYSE: DYN) has registered shares held by Terawatt (an Energy Capital Partners entity) as required by the Investor Rights Agreement (Agreement). The filing was made six months after closing on the ENGIE transaction, in accordance with the dates required by the Agreement.

This is a contractually required filing and does not indicate a pending transaction. The registration includes shares Terawatt owns as part of the ENGIE transaction and other shares beneficially owned.

ABOUT DYNEGY

At Dynegy, we generate more than just power for our customers. We are committed to being a leader in the electricity sector. Throughout the Northeast, Mid-Atlantic, Midwest and Texas, Dynegy operates power generating facilities capable of producing more than 28,000 megawatts of electricity—or enough energy to power about 22 million American homes. We’re proud of what we do, but it’s about much more than just output. We’re always striving to generate power safely and responsibly for our wholesale and retail electricity customers who depend on that energy to grow and thrive.

FORWARD-LOOKING STATEMENT

This news release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning Dynegy’s beliefs regarding the timing of any sales of Terawatt shares. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission. Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2016 Form 10-K and subsequent Form 10-Qs. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

CONTACTS: Media: Julius Cox, 713.767.5800; Analysts: 713.507.6466